Exhibit 14

                      Consent of PricewaterhouseCoopers LLP





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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the inclusion in this Registration Statement on Form N-14 (the "Registration Statement") of our report dated February 8, 2002, relating to the financial statements and financial highlights of The Phoenix Edge Series Fund appearing in the December 31, 2001 Annual Report to Shareholders, which is also included in the Registration Statement. We further consent to the reference to us under the headings "Management and Other Service Providers" and "Surviving Series Financial Highlights" in the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus of The Phoenix Edge Series Fund dated August 9, 2002 and under the headings "Financial Statements" and "Independent Accountants" in the Statement of Additional Information of The Phoenix Edge Series Fund dated August 9, 2002.



/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
January 10, 2003